EXHIBIT 10.2

                BALDWIN PIANO & ORGAN COMPANY

                1994 MANAGEMENT INCENTIVE PLAN


          1. Purpose. This Plan shall be known as the Baldwin Piano & Organ Company 1994 Management Incentive Plan (the "Plan"). The purpose of this Plan is to set forth the components of the executive compensation package that Baldwin Piano & Organ Company (the "Company") may offer from time to time to its executive officers and certain other key management personnel. Such compensation shall directly relate to the performance of the Company and of the participant's individual performance and is designed to enhance both the short term and long term profitability of the Company. The Plan also is intended to provide incentives to those participants and to enable the Company and the Company's subsidiaries to attract and retain executive officers and key managerial personnel.

          2. Eligibility. Participation in this Plan shall be limited to the Company's executive officers and other key managerial personnel of the Company or of the Company's subsidiaries. The Company's Executive Compensation Committee (the "Committee") will from time to time determine the employees who may participate in this Plan and the extent to which such persons may participate.

          3. Compensation that may be awarded under the Plan. In the Committee's discretion and in addition to any other benefits that the Company may offer to its employees (e.g. benefits relating to health care, vacation, deferred compensation, retirement, etc.), the compensation that may be awarded to eligible employees pursuant to this Plan may consist of any one or more of the following elements: (a) base salary, (b) annual cash bonus, (c) stock options and (d) restricted shares of the Company's common stock.

          4. Base Salary. Subject to approval by the Committee, the Company shall establish an annual base salary for each participant in the Plan. In the discretion of the Company, such annual salary may, but need not, be increased or decreased each year depending primarily on the participant's individual performance and secondarily upon the Company's performance. The Company and the Committee may consider any and all such factors as it or they deem relevant in adjusting each individual's base salary.

          5.   Annual Cash Bonus.

          (a) In the discretion of the Committee, a participant in the Plan may be granted the right to receive an annual cash bonus based upon the Company's performance (either as a whole, by subsidiary or division, or by other business segment as the Committee deems appropriate) in accordance with the terms and conditions set forth in this Plan. Such bonuses shall be further linked to individual performance requirements established for each participant and the participant's level of responsibilities within the Company. To the extent practical, such performance targets shall be established prior to the commencement of each calendar year unless otherwise approved by the Committee.
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        (b)  On an annual basis, the Committee will establish (i) a performance goal by which annual performance will be measured at the Company, subsidiary, division and segment levels (sometimes referred to herein as a "Company unit"), (ii) the minimum threshold, target and maximum levels that the appropriate Company unit(s) must achieve in order for any participant to receive a cash bonus with respect to that unit(s) for that year, (iii) the various participation levels at which participants may be eligible to receive a cash bonus, and (iv) the participants in this Plan who may receive cash bonuses and their level of participation for that year. Subject to the discretion of the Committee, the size of the cash bonus at each level will increase depending upon whether the appropriate Company unit achieves the threshold level, the target level or the maximum level and will be set at a fixed percentage of the Plan Participant's base salary.

          (c) Unless otherwise selected by the Committee, earnings before income taxes will be the performance measure used to evaluate annual performance at the Company, subsidiary, division and segment levels and bonuses will be awarded relative to the ability of that particular Company unit to achieve or exceed the profit goal for that year.

          (d) Following a determination that an eligible employee will be considered for a cash bonus in a given year, the Company's Secretary or other designated officer shall inform the participant of the opportunity to receive a cash bonus, the appropriate Company unit and individual performance levels that must be achieved in order for a cash bonus to become payable and the participant's participation level. Each bonus opportunity made available pursuant to this Section 5 shall further contain such other provisions and conditions in addition to those included in this Plan as the Committee shall deem advisable, provided that no such additional provisions or conditions shall be inconsistent with this Plan.

          (e) The Committee may at any time adjust the way in which the performance is measured, the performance levels and the participation levels prerequisite to the payment of any cash bonus pursuant to this Plan. In addition, the minimum threshold performance level must require that the performance of the appropriate Company unit exceed the appropriate measurement index and no cash bonus shall be payable under this Plan with respect to any Company unit which does not at least achieve the minimum threshold level in a given year.

          (f) If any participant ceases to be an employee of the Company or of the Company's subsidiaries for any reason during a year in which a bonus opportunity is made available to such employee, the participant's right to receive a cash bonus for such year shall automatically be forfeited and no bonus shall be payable to such participant.

          6. Incentive Stock Options. In the discretion of the Committee, a participant in the Plan may be granted incentive stock options pursuant to the Company's 1994 Incentive Stock Option Plan in accordance with the terms and conditions set forth in that plan. Such grants shall be made no more frequently than annually and will be based primarily upon the participant's performance and level of responsibilities within the Company. The Committee shall also consider the performance of the Company in determining whether stock option grants should be awarded and the size of the awards.
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        7.   Awards of Restricted Shares of Common Stock.  In the discretion of the Committee, a participant in the Plan may be granted the right to receive awards of restricted shares of the Company's Common Stock pursuant to the Company's 1994 Long Term Incentive Plan in accordance with the terms and conditions set forth in that plan. Such grants shall be made no more frequently than once every three years to such plan participants and the awards will be based upon the Company's total shareholder returns and the participant's level of responsibilities within the Company.

          8. Duration of Plan; Amendments. This Plan shall become effective upon approval by the Company's Board of Directors and shall continue until terminated by the Company's Board of Directors. Neither the expiration nor the termination of this Plan shall affect any compensation award theretofore made hereunder. The Board may from time to time amend this Plan and any amendment of this Plan shall apply to all awards made on or after the date of such amendment.

          9. Effect on Employment. Nothing contained in this Plan or in any other plan contemplated or referred to herein shall give, or be construed as giving, to any participant the right to be retained in the employ of the Company or of any of the Company's subsidiaries nor create any obligation on the part of the Company to continue the employment of any participant.

          10. Other Incentive Plans. The adoption of this Plan does not preclude the adoption by appropriate means of any other incentive plan for employees of the Company or its subsidiaries, whether or not such employees are eligible to participate in this Plan.

          11. No Rights Granted; Uniformity. No person shall have any claim or right to any award under this Plan or in any other plan contemplated or referred to herein. Neither the Company nor the Committee has any obligation to treat all participants uniformly and awards may vary with respect to each participant as the Company or the Committee deems appropriate in its sole discretion.

          12. Plan Administration. This Plan and all other plans contemplated or referred to herein shall be administered by the Committee, or if no Committee has been appointed by the Company's Board of Directors, shall be administered by the Board. The Committee shall have full power to administer and interpret this Plan and all other plans contemplated or referred to herein. In making any compensation decisions, the Committee shall be entitled to rely on opinions, reports, or statements of officers or employees of the Company and its subsidiaries and of counsel, public accountants and other professional or expert persons. Notwithstanding anything in this Plan or in any other plan to the contrary, the Committee may from time to time delegate authority to appropriate officers of the Company to make compensation decisions and awards with respect to eligible employees other than the Company's executive officers. All actions of the Committee shall be subject to the approval of the Board.

          13. Notices. All notices given, made, delivered, or transmitted to a participant by the Company shall be deemed duly given when mailed first class mail, postage prepaid, and addressed to the participant at the address last appearing on the records of the Company. A participant may change the address as shown on the records of the Company by giving written notice thereof to the Company.
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        14.  Governing Law.  This Plan and all other plans contemplated or referred to herein, and the actions taken in connection thereto, shall be governed and construed in accordance with the laws of the State of Ohio.